EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of The Hershey Company for the registration of debt securities and to the incorporation by reference therein of our report dated February 27, 2018 (except for the fourth paragraph in Note 18 and the effects of the adoption of ASU 2017-07 Compensation-Retirement Benefits (Topic 715), as reflected in Notes 1, 7, 11, 15 and 17 to the consolidated financial statements, as to which the date is May 25, 2018), with respect to the consolidated financial statements and schedule of The Hershey Company, and our report dated February 27, 2018 with respect to the effectiveness of internal control over financial reporting of The Hershey Company, included in its Current Report (Form 8-K) dated May 25, 2018 for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 25, 2018